Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8
(Form Type)

GOHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Amended and Restated 2020 Incentive Award Plan	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	1,150,198 (2)	$14.33(4)	$16,482,337.34	0.0001531	$2,523.45
2020 Employee Stock Purchase Plan	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	102,931 (3)	$14.33(4)	$1,475,001.23	0.0001531	$225.82
	Total Offering Amounts					$17,957,338.57		$2,749.27
	Total Fee Offsets							$—
	Net Fee Due							$2,749.27

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of GoHealth, Inc. (the “Company”) that become issuable under the Company’s Amended and Restated 2020 Incentive Award Plan (the “2020 Plan”) and the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2) Represents 1,150,198 additional shares of the Company’s Common Stock that became available for issuance on January 1, 2025 under the 2020 Plan, pursuant to the terms of the 2020 Plan.
(3) Represents 102,931 additional shares of the Company’s Common Stock that became available for issuance on January 1, 2025 under the 2020 ESPP, pursuant to the terms of the 2020 ESPP.
(4) This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Unit for shares available for future grant is the average of the high and low prices for the registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 28, 2025.